Exhibit 10.17

GUARANTEES FEE AGREEMENT

THIS GUARANTEES FEE AGREEMENT (“Agreement”) is made as of February ___, 2024, by and between Notes Live, Inc., a Colorado corporation (“Company”), and J. W. Roth, individually (“Guarantor”).

WITNESSETH:

WHEREAS, Company (either directly or through a subsidiary), as debtor, obligor or maker, has entered into certain loan and debt obligations as summarized on the attached Exhibit A, which is incorporated herein (“Company Debt”), and Guarantor, has personally guaranteed the Company Debt; and

WHEREAS, Company and Guarantor have agreed that until such time as the total amount of Company Debt is fully repaid and the personal guarantees of Guarantor are extinguished, that as consideration for the Guarantor personally guaranteeing the Company Debt that Guarantor shall receive a personal guarantee fee as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Guarantor agree as follows:

1. Company hereby agrees to pay Guarantor a fee in an amount equal to one percent (1%) of the outstanding principal balance owed by the Company (or any subsidiary thereof) on the Company Debt as of May 31st of each calendar year (the “Annual Guarantee Fee”). The Annual Guarantee Fee will be paid to Guarantor pro rata (being 1/12th of the annual amount owed) on a monthly basis, with each installment to be paid to Guarantor within five days after the end of each applicable calendar month. Upon any portion of the Company Debt being satisfied in full, the obligation to pay that portion of the Annual Guarantee Fee related to that Company Debt shall terminate.

2. Company represents and warrants to the existence of the Company Debt, and that no current default of the Company Debt exists as of the time of this Agreement. Company covenants and agrees that no default of the Company Debt shall exist as of the time of it making any Annual Guarantee Fee payment to Guarantor under the terms of this Agreement.

3. Guarantor hereby accepts the terms of this Agreement and any applicable Annual Guarantee Fee payments as consideration for his providing personal guarantees of the Company Debt until such time as the Company Debt is fully repaid and the personal guarantees of Guarantor are extinguished.

4. This Agreement, including Exhibit A as to the certain loan and debt obligations and amounts subject to this Agreement as Company Debt, may be amended or modified only with the written consent of parties hereto.

5. This Agreement shall be construed under and enforced in accordance with the laws of the State of Colorado. This Agreement shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, and successors in interest. This Agreement and the rights and obligations hereunder are not negotiable and may not be transferred, assigned, sold or encumbered without the prior written consent of the parties hereto.

6. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of all parties, but all of which counterparts when taken together will constitute one and the same binding agreement. Counterpart signature pages to this Agreement may be electronically signed and delivered, including by email of a PDF signature page, and each such counterpart signature page will constitute an original for all purposes.

[SIGNATURE PAGE FOLLOWS]

This Agreement is executed as of the date first above written.

COMPANY:

Notes Live, Inc.,
a Colorado corporation

By:	/s/ Heather Atkinson
Heather Atkinson, CFO

GUARANTOR:

By:	/s/ J.W. Roth
J. W. Roth, individually

Exhibit A

Company Debt

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